SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:      May 5, 2003

DUPONT PHOTOMASKS, INC.

(Exact name of registrant as specified in its charter)

000-20839
(Commission File Number)
Delaware		74-2238819
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

131 OLD SETTLERS BLVD. ROUND ROCK, TEXAS 78664
(Address of principal executive offices, with zip code)

(512) 310-6500
Registrant’s telephone number, including area code

Item 5.                                   Other Events

On May 5, 2003, DuPont Photomasks, Inc. (the “Company”) issued a press release announcing that it completed the private placement of $125 million aggregate principal amount of its convertible subordinated notes due 2008 (the “Offering”).

The Company’s press release announcing the completion of the Offering is filed herewith as Exhibit 99.1 incorporated herein by reference.

Item 7.                                   Financial Statements and Exhibits

(c)                                  Exhibits.

99.1                           Press release dated May 5, 2003 by DuPont Photomasks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 5, 2003	DUPONT PHOTOMASKS, INC.

/s/ James W. Boeckman
Executive Vice President, General Counsel and Secretary

DUPONT PHOTOMASKS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated May 5, 2003